Exhibit 99.1

SS&C Announces Offering of $750 Million of Senior Notes

WINDSOR, CT, May 2, 2024 (PR Newswire) -- SS&C Technologies Holdings, Inc. (the “Company” or “SS&C”) (NASDAQ: SSNC), a global provider of investment, financial and healthcare software and software-enabled services, today announced it intends to offer $750 million in aggregate principal amount of senior notes due 2032 (the “Notes”) in a private placement, subject to market and other conditions. The Notes will be issued by the Company’s wholly-owned subsidiary, SS&C Technologies, Inc., and guaranteed by the Company and all of its existing domestic restricted subsidiaries (other than SS&C Technologies, Inc.) that guarantee its existing senior secured credit facilities. The Notes would also be guaranteed by all of the Company’s future domestic restricted subsidiaries that guarantee its senior secured credit facilities or certain other indebtedness.

SS&C Technologies, Inc. expects to use the net proceeds of this offering, together with the net proceeds of the previously-announced term B-8 loan and cash on hand, to repay all amounts owed under the term B-3 loan, the term B-4 loan and the term B-5 loan under its existing senior secured credit facilities, as well as to pay related fees and expenses.

The Notes are being offered in a private placement to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

This communication does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any offer, solicitation or sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About SS&C Technologies

SS&C is a global provider of services and software for the financial services and healthcare industries. Founded in 1986, SS&C is headquartered in Windsor, Connecticut, and has offices around the world. Some 20,000 financial services and healthcare organizations, from the world’s largest companies to small and mid-market firms, rely on SS&C for expertise, scale, and technology.

For more information

Brian Schell
Chief Financial Officer
Tel: +1-816-642-0915
E-mail: InvestorRelations@sscinc.com

Justine Stone
Investor Relations
Tel: +1-212-367-4705
E-mail: InvestorRelations@sscinc.com

Caution Regarding Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, statements relating to the offering of the Notes, the anticipated use of the proceeds therefrom, and the risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.